UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2021

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8540 Gander Creek Drive

Miamisburg, Ohio 45342

(Address, including zip code, of principal executive offices)

(877) 855-7243

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in a Current Report on Form 8-K dated March 5, 2021, Mr. Allen J. Campbell previously informed Verso Corporation (“Verso”) of his intent to retire as Senior Vice President and Chief Financial Officer of Verso, effective June 30, 2021. On June 4, 2021, the Board of Directors (the “Board”) of Verso appointed Mr. Brian D. Cullen to serve as Verso’s Senior Vice President and Chief Financial Officer, effective June 16, 2021.

Mr. Cullen, 44, previously served as U.S. Vice President of Finance and Controller at McDonald’s Corporation (“McDonald’s”) from February 2018 to June 2021. Prior to serving at McDonald’s, Mr. Cullen held various leadership roles at The Procter & Gamble Co. from October 2005 through January 2018, serving most recently as Global Skin Care Innovation and North America (NA) Skin Finance Leader from April 2017 to January 2018 and North America (NA) Skin and Personal Care Finance Leader from May 2015 to April 2017.

In connection with Mr. Cullen’s appointment as Chief Financial Officer, on June 4, 2021, the Compensation Committee of the Board (the “Committee”) approved compensation arrangements for Mr. Cullen as set forth in an offer letter extended by Verso to Mr. Cullen (the “Offer Letter”). These compensation arrangements included a base salary of $420,000 annually commencing with Mr. Cullen’s first day of employment as Verso’s Senior Vice President and Chief Financial Officer, a sign-on bonus of $100,000 upon commencement of Mr. Cullen’s employment as Verso’s Senior Vice President and Chief Financial Officer, a target bonus opportunity of seventy-five percent (75%) of base salary under and subject to the terms and conditions of the Verso Incentive Plan, and eligibility for an annual executive physical examination and financial counseling. In connection with commencement of his employment, Mr. Cullen will also be granted restricted stock units, effective as of June 16, 2021, with the number of restricted stock units subject to the award to be determined by dividing $500,000 by the closing price of Verso’s Class A common stock on the New York Stock Exchange on June 16, 2021. Three-fifths of such restricted stock units to be granted to Mr. Cullen will be scheduled to vest on June 16, 2022 and two-fifths of such restricted stock units will be scheduled to vest on June 16, 2023. Mr. Cullen’s 2022 annual equity award will consist of restricted stock units with a grant date fair value of 100% of his Verso base salary in effect at the time Verso grants such awards, with the terms and conditions of such awards to be determined by the Committee at the time of grant.

Also on June 4, 2021, the Compensation Committee approved Verso and Mr. Cullen entering into a severance agreement (the “Severance Agreement”) effective with Mr. Cullen’s commencement of employment as Verso’s Senior Vice President and Chief Financial Officer. The Severance Agreement will provide that if Mr. Cullen’s employment by Verso is terminated either by Verso without “cause” or by Mr. Cullen for “good reason” (as such terms are defined in the Severance Agreement) (in either case, an “Eligible Termination”), Mr. Cullen will be entitled to receive (i) a lump sum payment equal to one times the sum of his annual base salary and his target annual bonus, to be paid within 60 days following his separation from service, (ii) a pro-rata bonus for the year of termination, to be paid at the time Verso pays its annual incentive bonuses generally for that year, (iii) outplacement services for up to 12 months, and (iv) reimbursement of COBRA premiums to continue medical and dental insurance for Mr. Cullen and his eligible dependents for up to 12 months. If, however, the Eligible Termination occurs in connection with or within 12 months following a “change in control” (as such term is defined in the Severance Agreement), Mr. Cullen will be entitled to the severance benefits described above except the severance multiplier in clause (i) will be “1.5 times” instead of “one times” and the COBRA reimbursement period in clause (iv) will be 18 months rather than 12 months. In the event Mr. Cullen’s employment with Verso was to terminate in any of the circumstances described above, the applicable severance benefits described in this paragraph are conditioned on Mr. Cullen executing and not revoking a general release of claims in favor of Verso and complying in all material respects with the terms of any agreement between Mr. Cullen and Verso.

The foregoing summary of the Offer Letter and the Severance Agreement are subject to, and qualified in their entirety by, the full text of such agreements, copies of which will be filed as exhibits to Verso’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

In addition, Mr. Cullen will enter into a restrictive covenant agreement, effective with Mr. Cullen’s commencement of employment as Verso’s Senior Vice President and Chief Financial Officer, with Verso which includes confidentiality provisions as well as 12-month post-termination non-compete and no solicitation clauses.

Mr. Cullen will also enter into an indemnification agreement, effective with Mr. Cullen’s commencement of employment as Verso’s Senior Vice President and Chief Financial Officer, with Verso in the form previously approved by the Board and filed as Exhibit 10.6 to Verso’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2016.

There is no arrangement or understanding between Mr. Cullen and any other person pursuant to which Mr. Cullen was appointed as Senior Vice President and Chief Financial Officer, and Mr. Cullen has no family relationship with any director or executive officer of Verso. Mr. Cullen has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On June 4, 2021, Verso issued a press release regarding the management change disclosed above under Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is included as Exhibit 99.1 to this report. The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of Verso’s previous or future filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release issued by Verso on June 4, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2021

VERSO CORPORATION

By:	/s/ Kevin M. Kuznicki
Kevin M. Kuznicki
Senior Vice President, General Counsel and Secretary